EXHIBIT 23.1

CONSENT OF GRANT THORNTON LLP,

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 14, 2004, accompanying the financial statements included in the Annual Report of California Micro Devices Corporation on Form 10-K for the year ended March 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of California Micro Devices Corporation on Forms S-8 (File No. 333-108443 effective August 8, 2003, File No. 333-102199, effective December 24, 2002, File No. 333-88250, effective August 7, 2001, File No. 333-69268, effective August 7, 2001, File No. 333-43138, effective August 1, 2000, File No. 333-90919, effective November 12, 1999, File No. 333-61833, effective August 7, 1998, File No. 333-44959, effective January 27, 1998, File No. 333-10257, effective August 15, 1996, File No. 033-61907, effective August 17, 1995, File No. 033-84758, effective October 6, 1994, File No. 033-39000, effective February 20, 1991, File No. 033-39079, effective February 20, 1991, and File No. 033-22836, effective June 29, 1998, and Forms S-3 (File No. 333-113695, effective March 17, 2004, File No. 333-108417, effective August 29, 2003, File No. 333-102198, effective December 24, 2002, File No. 333-376206, effective January 2, 2002, File No. 333-44986, effective August 31, 2000, File No. 333-91073, effective November 11, 1999, and File No. 033-76986, effective March 28, 1994).

San Jose, California

June 9, 2004